                                                                     EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement is made as of the 4th day of May, 1998 (the "Agreement") between Four Media Company, a Delaware corporation ("4MC"), and Michael Herbert, an individual ("Herbert"); Greg Howard, an individual ("Howard"); Michael Flanagan, an individual ("M. Flanagan"); and Thomas Flanagan, an individual ("T. Flanagan") (collectively the "Initial Sellers"), with reference to the following facts:

     A. Pursuant to the Asset Purchase Agreement and Plan of Reorganization dated April 27, 1998, among Video Symphony, Inc., a California corporation ("VS"); Digital Doctors, Inc., a California corporation ("DD"); the Initial Sellers; 4MC; and VSDD Acquisition Corp., a Delaware corporation ("Acquisition") (the "Purchase Agreement"), 4MC has agreed to issue and sell to VS shares of its common stock, $.01 par value par share (the "Common Stock") which shares will be distributed by VS to the Initial Sellers.

     B. 4MC has agreed to provide with respect to the Common Stock issued pursuant to the Purchase Agreement certain registration rights under the Securities Act.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall have the
     -----------
meaning set forth below.

     1.1  "Commission" means the Securities and Exchange Commission.

     1.2 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

     1.3 "4MC Shares" means the Common Stock issued pursuant to the Purchase Agreement; provided, however, a share of Common Stock shall cease to be a 4MC Share for purposes of this Agreement when it no longer is a Restricted Security.

     1.4 "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

     1.5 "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by 4MC under the Exchange Act and incorporated by reference therein.

     1.6 "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement including, without limitation,
(i) all Commission and stock exchange or National Association of Securities Dealers registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws; (iii) all printing, messenger and delivery expenses; and (iv) the fees and disbursements of counsel for the Company and of its independent public accountants; but excluding underwriting discounts and commissions and transfer taxes, if any.

     1.7 "Registration Statement" means a registration statement of 4MC filed under the Securities Act on Form S-3 providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the 4MC Shares pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

     1.8 "Restricted Security" means any share of Common Stock issued or issuable pursuant to the Purchase Agreement except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Prospectus, or (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto).

     1.9 "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder, or any similar successor statute.

     1.10 "Sellers" means, collectively, the Initial Sellers and any transferees or assignees of 4MC Shares who agree to become bound by all of the terms and provisions of this Agreement in accordance with Section 8 hereof.

2.  Registration
    ------------

     2.1  Filing and Effectiveness of Registration Statement.  Promptly after
          --------------------------------------------------
4MC files with the Commission a Form 8-K, or amendment to Form 8-K, reporting the transactions contemplated by the Purchase Agreement and including the financial statements required in connection therewith, 4MC shall file with the Commission the Registration Statement. 4MC shall thereupon use its best efforts to cause the Commission to declare the Registration Statement effective under the Securities Act as promptly as practicable.

     2.2  Eligibility for Use of Form S-3.  4MC agrees that it shall file all
          -------------------------------
reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain eligibility for the use of Form S-3.

3.  Post-Registration Procedure
    ---------------------------

     3.1 4MC shall promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and usable by the Sellers for resales of the 4MC Shares for a period of two (2) years from the Closing (as defined in the Purchase Agreement) or such shorter period that will terminate when all the 4MC Shares covered by the Registration Statement are no longer Restricted Shares (the "Registration Period"), and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3.1, 4MC may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed ninety (90) days (whether or not consecutive) in any 12-month period if the Board of Directors of 4MC determines in good faith that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of 4MC to suspend such use, and prior to or contemporaneously with suspending such use, 4MC provides the Sellers with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, 4MC shall provide the Sellers with written notice of the termination of such suspension.

     3.2 4MC shall (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Sellers and reflect in such documents all such comments as the Sellers (and their counsel) reasonably may propose, and (ii) furnish to each Seller whose 4MC Shares are included in the Registration Statement and its legal counsel identified by 4MC, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by 4MC, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Seller may reasonably request in order to facilitate the disposition of the 4MC Shares owned by such Seller.

     3.3 4MC shall (i) register or qualify the 4MC Shares covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as Sellers reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the 4MC Shares for sale in such jurisdictions, provided, however, that 4MC shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.3, (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction.

     3.4 4MC shall, as promptly as practicable after becoming aware of such event, notify each Seller of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Seller as such Seller may reasonably request.

     3.5 4MC shall, as promptly as practicable after becoming aware of such event, notify each Seller who holds 4MC Shares being sold of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recision or removal of such stop order or other suspension.

     3.6 4MC shall cause all the 4MC Shares covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by 4MC are then listed or included.

     3.7 4MC shall make generally available to its securityholders as soon as practicable, but in no event later than eighteen (18) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of 4MC and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of 4MC, Rule 158).

4.  Obligations of the Sellers.  In connection with the registration of the 4MC
    --------------------------
Shares, each Seller shall have the following obligations:

     4.1 It shall be a condition precedent to the obligations of 4MC to complete the registration pursuant to this Agreement with respect to the 4MC Shares of a particular Seller that such Seller shall furnish to 4MC such information regarding himself, the 4MC Shares held by him and the intended method of disposition of the 4MC Shares held by him as shall be reasonably required to effect the registration of such 4MC Shares and shall execute such documents in connection with such registration as 4MC may reasonably request.
At least seven (7) days prior to the first anticipated filing date of the Registration Statement, 4MC shall notify each Seller of the information 4MC requires from each such Seller (the "Requested Information") if such Seller elects to have any of its 4MC Shares included in the Registration Statement. If at least two (2) business days prior to the anticipated filing date 4MC has not received the Requested Information from a Seller (a "Non-Responsible Seller"), then 4MC may file the Registration Statement without including 4MC Shares of such Non-Responsive Seller and have no further obligations to the Non-Responsive Seller.

     4.2 Each Seller by its acceptance of the 4MC Shares agrees to cooperate with 4MC in connection with the preparation and filing of the Registration Statement hereunder, unless such Seller has notified 4MC in writing of his election to exclude all of its 4MC Shares from the Registration Statement.

     4.3 Each Seller agrees that, upon receipt of any notice from 4MC of the occurrence of any event of the kind described in Section 3.4 or 3.5, it shall immediately discontinue its disposition of 4MC Shares pursuant to the Registration Statement covering such 4MC Shares until such Seller's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.4 or until such Seller's receipt of notice of withdrawal, recision or removal of the stop order or other suspension referred to in Section 3.5.

5.  Expenses of Registration.  All Registration Expenses shall be borne by 4MC.
    ------------------------

6.  Indemnification and Contribution.
    --------------------------------

     6.1 4MC shall indemnify and hold harmless each Seller (an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and 4MC hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that 4MC shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to 4MC by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3.4, the use by the Indemnified Person of an outdated or defective Prospectus after 4MC has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

     6.2  Indemnification by the Sellers.  Each Seller agrees, as a consequence
          ------------------------------
of the inclusion of any of its 4MC Shares in a Registration Statement, severally and not jointly, to (i) indemnify and hold harmless 4MC, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of 4MC), its officers who sign any Registration Statement and each person, if any, who controls 4MC within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which 4MC or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to 4MC by such Seller expressly for use therein, and (ii) reimburse 4MC for any legal or other expenses incurred by 4MC in connection with investigating or defending any such action or claim as such expenses are incurred.

     6.3  Notice of Claims, etc.  Promptly after receipt by a party seeking
          ---------------------
indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) and (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     6.4  Contribution.  If the indemnification provided for in this Section 6
          ------------
is unavailable to or insufficient to hold harmless an Indemnified Person under
Section 6.1 or 6.2 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof); as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or by such Indemnifying Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation (even if the Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.4. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Sellers in this Section 6.4 to contribute shall be several in proportion to the percentage of 4MC Shares registered by them and not joint.

     6.5 Notwithstanding any other provision of this Section 6, in no event shall any Seller be required to undertake liability to any person under this
Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Seller from the sale of such Seller's 4MC Shares (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such 4MC Shares are to be registered under the Securities Act.

     6.6 The obligations of 4MC under this Section 6 shall be in addition to any liability which 4MC may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to 4MC. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7.  Rule 144.  With a view to making available to the Sellers the benefits of
    --------
Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Sellers to sell securities of 4MC to the public without registration ("Rule 144"), 4MC agrees to:

     7.1  comply with the provisions of paragraph (c)(1) of Rule 144; and

     7.2 file with the Commission in a timely manner all reports and other documents required to be filed by 4MC pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Seller, make available other information as required by, and so long as necessary to permit sales of, its 4MC Shares pursuant to Rule 144.

8.  Assignment.  The rights to have 4MC register 4MC Shares pursuant to this
    ----------
Agreement shall be automatically assigned by the Seller to any transferee of all or any portion of such securities only if: (a) the Seller agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to 4MC within a reasonable time after such assignment,
(b) 4MC is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee constitute Restricted Securities, and (d) at or before the time 4MC received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with 4MC to be bound by all of the provisions contained herein.

9.  Miscellaneous
    -------------

     9.1  Notices.  All notices, requests, demands, or other communications with
          -------
respect to this Agreement shall be in writing and shall be (i) personally delivered, (ii) sent by facsimile transmission, (iii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iv) delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section 9.1):


     To 4MC:                 Four Media Company
                             2813 West Alameda Avenue
                             Burbank, CA 91505-4455
                             Attn: Robert T. Walston
                             Fax No.: (818) 846-5197

     With a copy to:         Greenberg Glusker Fields
                             Claman & Machtinger LLP
                             1900 Avenue of the Stars, Suite 2100
                             Los Angeles, CA 90067
                             Attn:  Bernard Shearer, Esq.
                             Fax No.:  (310) 553-0687

     To Sellers:             Michael Herbert
                             1019 Linda Glen Drive
                             Pasadena, CA  91105
                             Fax No.:  626/577-4726

                             Greg Howard
                             2046 Oakdale Avenue
                             Pasadena, CA  91107
                             Fax No.:  626/356-7444

                             Michael Flanagan
                             1915 Midwick Drive


                             Altadena, CA  91001
                             Fax No.:  626/398-3565

                             Thomas Flanagan
                             413 Tamarac Drive
                             Pasadena, CA  91105
                             Fax No.:  626/398-3565

With copy of notices         Perkins Coie LLP
to VSDD and/or               1999 Avenue of the Stars, Ninth Floor
Shareholders to:             Los Angeles, CA  90067
                             Attn: Leslie N. Murdock, Esq.
                             Fax No.:  310/788-3399

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address, (ii) the day sent by facsimile transmission, (iii) the fifth business day following the date deposited with the United States Postal Service, or (iv) 24 hours after shipment by such courier service.

     9.2  Remedies; Severability.  The remedies provided in this Agreement are
          ----------------------
cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     9.3  Arbitration; Attorneys' Fees.
          ----------------------------

          9.3(a) Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to the relationship between the parties, shall be determined by binding arbitration. The arbitration proceedings shall be held and conducted in accordance with California Code of Civil Procedure Sections 1282-1284.2, with the power to grant equitable relief, including injunctions and temporary restraining orders. California Code of Civil Procedure Section 1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction. The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph. If the parties do not agree upon an arbitrator within ten (10) days after a written demand for arbitration is served upon one party by the other, the arbitrator shall be appointed pursuant to Section 1281.6 of the California Code of Civil Procedure; provided, however, that only persons who are retired Superior Court, California Appellate Court or federal judges or lawyers admitted to the bar for at least twenty (20) years and classified as "A-v" by the Martindale Hubbell Law Directory shall be eligible to be selected as an arbitrator.

          9.3(b) If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party, (i) which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and (ii) any settlement offers made prior to commencement of the trial in the proceeding.

     9.4  Binding on Successors.  Subject to the requirements of Section 8
          ---------------------
hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     9.5  Counterparts.  This Agreement may be executed in two or more
          -------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     9.6  No Implied Waiver; Remedies.  No failure or delay on the part of the
          ---------------------------
parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     9.7  Entire Agreement.  This Agreement sets forth the entire understandings
          ----------------
of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof.

     9.8  Amendments; Actual Waivers.  Any provision of this Agreement may be
          --------------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of 4MC and Sellers who hold a majority-in-interest of 4MC Shares. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Seller and 4MC.

     9.9  Headings.  The headings of the Sections of this Agreement, where
          --------
employed, are for convenience only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              "4MC"

                              FOUR MEDIA COMPANY

                              By:  /s/ Alan S. Unger
                                   -----------------
                                   Alan Unger
                                   Chief Financial Officer

                                   /s/ Michael Herbert
                                   -------------------
                                   Michael Herbert

                                   /s/ Greg Howard
                                   ---------------
                                   Greg Howard

                                   /s/ Michael Flanagan
                                   --------------------
                                   Michael Flanagan

                                   /s/ Thomas Flanagan
                                   -------------------
                                   Thomas Flanagan